UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

Intermix Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2004, affiliates of Redpoint Ventures (collectively “Redpoint Ventures”) agreed to invest $4 million in Intermix Media, Inc. (the “Company” or the “Registrant”) in exchange for 1 million shares of Company common stock and a five-year warrant to purchase 150,000 shares of Company common stock at $4 per share. The closing of this transaction is to occur by December 22, 2004. The Company also agreed to grant registration rights for the common stock and shares to be issued upon exercise of the warrant. The closing of this transaction is conditioned on the approval of the listing of the additional shares of common stock on the American Stock Exchange and the satisfaction of other customary conditions.

On December 8, 2004, a press release was issued by the Company announcing the investment by Redpoint Ventures in Intermix Media, Inc. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

On December 7, 2004, the Company agreed to issue 1 million shares of Company common stock and a five-year warrant to purchase 150,000 shares of Company common stock at $4 per share to Redpoint Ventures.

The shares of Company common stock will be issued pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and/or Regulation D promulgated under the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 7, 2004, Jeffrey Edell, Chairman of the Company’s Board of Directors, resigned from the Company’s Board of Directors. Mr. Edell did not resign from the Board of Directors because of a disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

On December 7, 2004, Thomas Flahie, Chief Financial Officer of the Company, informed the Company’s Board of Directors of his intent to resign from the Company. Mr. Flahie has agreed to remain with the Company as Chief Financial Officer until a transition plan is put into place.

On December 8, 2004, a press release was issued by the Company announcing the resignations of Mr. Edell and Mr. Flahie. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 7.01 Regulation FD Disclosure.

On December 7, 2004, the Company, Redpoint Ventures and MySpace Ventures LLC signed a non-binding term sheet that contemplates the investment by Redpoint Ventures in a newly formed Company subsidiary that will own the Company’s MySpace.com business. The current owners of the MySpace.com business, including the Company, will receive a portion of the proceeds to be invested by Redpoint Ventures and the Company will continue to retain a majority interest in the new entity. MySpace Ventures LLC, an entity that currently owns a one-third interest in the MySpace.com business, also agreed to invest $300,000 in the Company in exchange for 75,000 shares of Company common stock and a five-year warrant to purchase 11,250 shares of Company common stock at $4 per share. The owners of MySpace Ventures LLC are Company employees. The MySpace Ventures LLC $300,000 investment in the Company is conditioned on the completion of the transactions contemplated by the non-binding term sheet.

On December 8, 2004, a press release was issued by the Company announcing the signing of the non-binding term sheet. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.	Description
	10.1	Common Stock Purchase Agreement between Intermix Media, Inc. and entities affiliated with Redpoint Ventures, dated December 7, 2004.

	10.2	Investor Rights Agreement between Intermix Media, Inc. and entities affiliated with Redpoint Ventures, dated December 7, 2004 (to be executed upon closing of the Common Stock Purchase Agreement transaction).

	99.1	Press release issued by Intermix Media, Inc. on December 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004	Intermix Media, Inc.

	By:	/s/ Thomas J. Flahie
Thomas J. Flahie
Chief Financial Officer